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EX 10.21
Receivables Sale Agreement, dated September 28, 1999, between the Company and RFC Capital Corporation








                           RECEIVABLES SALE AGREEMENT

                                   Dated as of

                               September 28, 1999

                                 by and between

                           ARI NETWORK SERVICES, INC.,

                         as Seller and Subservicer, and

                            RFC CAPITAL CORPORATION,

                                  as Purchaser





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     RECEIVABLES SALE AGREEMENT (the "Agreement"), dated as of September 28,
1999, by and between ARI NETWORK SERVICES, INC., a Wisconsin corporation, as Seller and Subservicer, and RFC CAPITAL CORPORATION, a Delaware corporation, as Purchaser.

                                   WITNESSETH:

     WHEREAS, the Seller desires to sell certain of its receivables and the Purchaser is a corporation formed for the purpose of purchasing such receivables from time to time;

     WHEREAS, the Purchaser shall retain the complete right and ultimate authority to perform certain servicing, administrative and collection functions in respect of the receivables purchased by the Purchaser under this Agreement;

     WHEREAS, the Purchaser desires that the Subservicer be appointed to perform certain servicing, administrative and collection functions in respect of the Purchased Receivables; and

     WHEREAS, the Seller has been requested and is willing to act as the Subservicer.

     NOW, THEREFORE, the parties agree as follows:


                             ARTICLE I - DEFINITIONS

     Section 1.1. Certain Defined Terms. The capitalized terms used in this Agreement shall have the respective meanings set forth on Exhibit A to this Agreement.

     Section 1.2. Other Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles. All terms defined in Article 9 of the UCC, and not specifically defined in this Agreement, are used in this Agreement as defined in such Article 9 of the UCC.


            ARTICLE II - PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS

     Section 2.1. Offer to Sell. Seller shall offer to sell, transfer, assign and set over to Purchaser those Eligible Receivables selected for sale by Seller, in its sole discretion, and to be set forth on a list of such Eligible Receivables which list shall be delivered by the Seller to the Purchaser no later than three (3) Business Days prior to each Purchase Date; provided, notwithstanding the foregoing, Seller agrees to offer for Purchase to the Purchaser Eligible Receivables in an amount not less than ten percent (10.0%) of the Purchase Commitment during any ninety (90) day period during the term of this Agreement.

     Section 2.2. Purchase of Receivables. (a) Until the occurrence of a Termination Date, upon receipt of the list of Eligible Receivables and offer to sell pursuant to Section 2.1, the Purchaser, in its sole discretion, will confirm which of the Eligible Receivables offered by Seller that the Purchaser will Purchase. The Purchase of such Receivables shall occur upon payment of the applicable Purchase Price, as provided at Section 2.3 of this Agreement. Upon Purchase of the Receivables, Seller will have sold, transferred, assigned, set over and conveyed to Purchaser, without recourse except as expressly provided herein, all of Seller's right, title and interest in and to the Purchased Receivables, and title to such Purchased Receivables shall have passed to Purchaser at such time. If, in the event the Purchaser determines, in its sole discretion, not to Purchase an Eligible Receivable under this Section 2.2, the Purchaser shall provide the Seller with notice of the same within five Business Days of Purchaser's receipt of the Seller's list of Eligible Receivables pursuant to Section 2.1 and if, as a result thereof Seller elects to provide written notice to the Purchaser of its intention to terminate this Agreement, resulting in

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the occurrence of a Termination Date, provided there has not occurred any Event of Seller Default, then the Seller shall not be obligated to pay to the Purchaser a Termination Fee.

     (b) The Seller shall not take any action inconsistent with such ownership and, from and after the date of such transfer, shall not claim any ownership in any Purchased Receivable. The Seller shall indicate in its Records that ownership interest in any Purchased Receivable is held by the Purchaser. In addition, the Seller shall respond to any inquiries with respect to ownership of a Purchased Receivable by stating that it is no longer the owner of such Purchased Receivable and that ownership of such Purchased Receivable is held by the Purchaser. Documents relating to the Purchased Receivables shall be held in trust by the Seller and the Subservicer, for the benefit of the Purchaser as the owner of the Purchased Receivables, and possession of any Required Information relating to the Purchased Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables and carrying out the terms of this Agreement. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only, except to the extent necessary for the Seller's enforcement of its rights under this Agreement.

     Section 2.3. Purchase Price and Payment. The Purchase Price for Receivables which have been billed to the Payor thereof and purchased on any Purchase Date shall be an amount equal to the aggregate Net Values of such Purchased Receivables and shall be paid by the Purchaser to the Seller by wire transfer. The Purchase Price to be paid by the Purchaser to the Seller for Receivables generated but yet to be billed by the Seller, or its Billing and Collection Agent, as the case may be (each such Receivable an "Unbilled Receivable"), shall be made in two installments the first of which to occur on the respective Purchase Date such Receivable is sold by the Seller to the Purchaser in a manner consistent with Sections 2.1 and 2.2 for an amount not to exceed the Gross Liquidation Rate of the aggregate Net Value of such Unbilled Receivables (the "Initial Payment"), and the second payment to be made on the Purchase Date corresponding to such Unbilled Receivables being billed by the Seller, or its Billing and Collection Agent, as the case may be, to the respective Payor in an amount equal to the difference between the Initial Payment with respect to such Unbilled Receivables and the aggregate Net Value of such Receivables. The Purchase Price to be paid on such Purchase Date shall be reduced by (a) the Program Fees as of such Purchase Date, (b) the amount, if any, by which the Seller Credit Reserve Account (net of withdrawals required hereunder) is less than the Specified Credit Reserve Balance as of such Purchase Date, (c) any outstanding Rejected Receivable Amount, and (d) other amounts due the Purchaser in accordance with this Agreement. At any time the aggregate Net Value of all Purchased Receivables shall not exceed the Purchase Commitment.

     Section 2.4. Establishment of Accounts; Conveyance of Interests Therein; Investments. (a) A Lockbox Account will be established or assigned, as the case may be, for the benefit of the Purchaser into which all Collections from Payors with respect to Receivables shall be deposited. The Lockbox Account will be maintained at the expense of the Seller. The Seller agrees to deposit all Collections it receives with respect to Receivables in said Lockbox Account and will instruct all Payors to make all payments on Receivables to said Lockbox Account. All funds in said Lockbox Account will be remitted to the Collection Account as instructed by the Purchaser.

     (b) The Purchaser has established and shall maintain the "Collection Account" (the "Collection Account"), the "Purchase Account" (the "Purchase Account") and the "Seller Credit Reserve Account" (the "Seller Credit Reserve Account").

     (c) Other than as set forth at Section 5.1, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to all amounts deposited, from time to time, in the Lockbox Account, the Collection Account and the Seller Credit Reserve Account. Any Collections relating to Receivables held by the Seller or the Subservicer pending deposit to the Lockbox Account as provided in this Agreement, shall be held in trust for the benefit of the Purchaser until such amounts are deposited into the Lockbox Account. All Collections in respect of Purchased Receivables received by the Seller and not deposited directly by the Payor in the Lockbox Account shall be remitted to the Lockbox Account within two Business Days of receipt, and if such Collections are not remitted by Seller on a timely basis, in addition to its other


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remedies hereunder, the Purchaser shall be entitled to receive a late charge
(which shall be in addition to the Program Fee) equal to 24% per annum of such Collections or the maximum rate legally permitted if less than such rate, calculated as of the first Business Day of such delinquency.

     Section 2.5. Grant of Security Interest. It is the intention of the parties to this Agreement that each payment of the Purchase Price by the Purchaser to the Seller for Purchased Receivables to be made under this Agreement shall constitute payment of consideration for a purchase of such Purchased Receivables and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced by this Agreement constitutes a loan and not a purchase and sale, it is the intention of the parties that this Agreement shall constitute a security agreement under the UCC and any other applicable law, and that the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Purchased Receivables; all payments of principal of or interest on such Purchased Receivables; all amounts on deposit from time to time in the Lockbox Account, the Collection Account and the Seller Credit Reserve Account; all other rights relating to and payments made under this Agreement, and all proceeds of any of the foregoing.

     Section 2.6. Further Action Evidencing Purchases. The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Purchased Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder.


                      ARTICLE III - CONDITIONS OF PURCHASES

     Section 3.1. Conditions Precedent to All Purchases. Each Purchase from the Seller by the Purchaser shall be subject to the conditions precedent that as of each Purchase Date:

     (a) No Event of Seller Default has occurred and the Seller is in compliance with each of its covenants and representations set forth in Sections
4.1 and 4.2 of this Agreement;

     (b) The Seller shall have delivered to the Purchaser a complete copy of each of the then current Billing and Collection Agreements, to the extent applicable with respect to any Receivable, and any amendment or modification of such agreements;

     (c) Unless otherwise approved by Purchaser in writing, the Seller shall have (i) (A) successfully converted to parallel operations under Seller's existing accounts receivable operating system and a Year 2000 Compliant operating system, or (B) successfully completed the conversion of its accounts receivable operating system to Solomon, and (ii) upon completion of such conversion to Solomon, to occur no later than November 30, 1999, delivered to the Purchaser satisfactory evidence that Solomon is compliant with Section 4.1(l) of this Agreement;

     (d) Seller shall have delivered to the Purchaser documentation evidencing the following as the same pertains to WITECH: (i) conversion of $1,000,000 note to equity, (ii) execution of $1,000,000 revolving note payable December, 2001, (iii) execution of a $1,000,000 thirty-six month term loan, and
(iv) full release of any right, title and interest WITECH may have in, to and under any Receivable of the Seller and the subordination of any right, title and interest WITECH may have in, to and under the Customer Base of the Seller in favor of a senior interest therein granted by Seller to Purchaser under this Agreement;

     (e)     The Termination Date shall not have occurred; and


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     (f)     The Seller shall have taken such other action, including but not limited to the delivery of an opinion of counsel prior to the initial Purchase Date in the form of Exhibit D hereto, or delivered such other approvals, opinions or documents to the Purchaser, as the Purchaser may reasonably request.


      ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

     Section 4.1. Representations, Warranties and Covenants as to the Seller. The Seller represents and warrants to the Purchaser, as of the date of this Agreement and on each subsequent Purchase Date, as follows:

     (a) The Seller is a corporation duly organized, validly existing and in good standing (or the relative equivalent thereof) under the laws of the State of Wisconsin and is duly qualified to do business and is in good standing (or the relative equivalent thereof) in each jurisdiction in which it is doing business and has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated thereby; and each is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

     (b) The execution, delivery and performance by the Seller of this Agreement and the Related Documents and the transactions contemplated thereby
(i) have been duly authorized by all necessary corporate or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) any contractual restriction contained in any loan or other agreement or instrument binding on or affecting the Seller or its property; or (B) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property and (iii) does not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller (other than in favor of the Purchaser as contemplated hereunder);

     (c) There is no court order, judgment, writ, pending or threatened action, suit or proceeding, of a material nature against or affecting the Seller, its officers or directors, or the property of the Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the sale and assignment of any Receivable or the consummation of any of the transactions contemplated thereby,
(iii) seeking any determination or ruling that might materially and adversely affect the Seller, this Agreement, the Related Documents, the Receivables or Contracts, or (iv) asserting a claim for payment of money in excess of $100,000 which is not otherwise dismissed or settled within 60 days of Seller's actual or constructive notice thereof, not covered by insurance or for which a performance bond has not been obtained within 30 days of Seller's actual or constructive notice thereof;

     (d) The primary business of the Seller is the provision or sale of electronic commerce products and/or services. All license numbers issued to the Seller by any Governmental Authority are set forth on Schedule I and the Seller has complied in all material respects with all applicable laws, rules, regulations, orders and related Contracts and all restrictions contained in any agreement or instrument binding on or affecting the Seller, and has and maintains all permits, licenses, certifications, authorizations, registrations, approvals and consents of Governmental Authorities or any other party necessary for the business of the Seller and each of its Subsidiaries;

     (e) The Seller (i) has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Seller; (ii) the financial statements of the Seller, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Seller, all in accordance with generally accepted accounting principles consistently applied; (iii) since April 30, 1999, there has been no material adverse change in any such condition, business or operations; and (iv) the Seller has delivered to the Purchaser (a) (A) within 45 days after the end of each subsequent three-month period, the financial statements, including balance sheet and income statement prepared in accordance with generally accepted accounting principles, certified by an officer of the Seller and accompanied by a management narrative summarizing circumstances and issues underlying such

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financial statements and facing the Seller going forward or (B) a copy of any
Form 10-Q within two Business Days of the filing thereof by the Seller, and (b)
(A) within 90 days after the end of the fiscal year of the Seller the financial statements, including balance sheet and income statement prepared by an accounting firm acceptable to Purchaser, or (B) a copy of any Form 10-K within two Business Days of the filing thereof by the Seller;

     (f) All information furnished by or on behalf of the Seller to the Purchaser in connection with this Agreement is true and complete in all material respects and does not omit to state a material fact and the sales of Purchased Receivables under this Agreement are made by the Seller in good faith and without intent to hinder, delay or defraud present or future creditors of the Seller;

     (g) The Lockbox Account is the only lockbox account to which Payors have been or will be instructed to direct Receivable proceeds and each Payor of an Eligible Receivable has been directed upon its receipt of the notice attached hereto as Exhibit B, which such notice was mailed or provided to such Payors within two Business Days of the Closing Date, or with respect to any given new Payor prior to the submission of any Receivable related thereto by the Seller for purchase by the Purchaser, to remit all payments with respect to such Receivable for deposit in the Lockbox Account;

     (h) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth under its signature below and there are not now, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the UCC) or keeps Records except as set forth in the designated space beneath its signature line in this Agreement;

     (i) The legal name of the Seller is as set forth at the beginning of this Agreement and the Seller has not changed its legal name in the last six years, and during such period, the Seller did not use, nor does the Seller now use any tradenames, fictitious names, assumed names or "doing business as" names other than those appearing on the signature page of this Agreement;

     (j) The Seller has not done anything to impede or interfere with the collection by the Purchaser of the Purchased Receivables and has not amended, waived or otherwise permitted or agreed to any deviation from the terms or conditions of any Purchased Receivable, Billing and Collection Agreement, Contract or any related agreement so as to (i) create an Adverse Claim with respect to any Receivable or (ii) materially affect the ability of Subservicer or the Purchaser to act in its capacity as such; and has not allowed any invoice due and owing by the Seller relating to any agreement, Contract, or Billing and Collection Agreement with respect to a Receivable, to become any more than thirty days past due; and

     (k) For federal income tax reporting and accounting purposes, the Seller will treat the sale of each Purchased Receivable pursuant to this Agreement as a sale of, or absolute assignment of its full right, title and ownership interest in such Purchased Receivable to the Purchaser.

     (l) All computer software, equipment and/or related systems that either relate to the Purchased Receivables, include imbedded date sensitive software or are utilized by Seller in connection with the operation of its business, and which are intended for use after December 31, 1999, are or will be on or before December 31, 1999, "Year 2000 Compliant." For purposes hereof, "Year 2000 Compliant" shall mean that the applicable computer software will (a) function properly and without material interruption before, during, and immediately after January 1, 2000; (b) accurately process date and time data (including calculating, comparing, and sequencing) between the twentieth and twenty-first centuries and between the years 1999 and 2000; (c) will respond to or reject a two-digit year input in a way that resolves ambiguity as to century in a defined and predetermined manner; and (d) will store and provide output of date information in ways that are unambiguous as to century.

     Section 4.2. Representations and Warranties of the Seller as to Purchased Receivables. With respect to each Purchased Receivable sold pursuant to this Agreement the Seller represents and warrants, as of the date hereof and as of each subsequent Purchase Date, as follows:

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     (a)     Such Purchased Receivable (i) includes all the Required
Information; (ii) is the liability of an Eligible Payor, provided, that, unless the Purchaser otherwise agrees in writing, the liability of each respective Payor to the Seller does not comprise more than five percent (5.0%) of the Net Value of all Purchased Receivables (which, to the extent a Receivable is purchased by the Purchaser, the Purchaser shall be deemed to have provided its written consent to the Seller); (iii) was created by the provision or sale of electronic commerce products and/or services by the Seller in the ordinary course of its business; (iv) has a Purchase Date no later than 90 days from its Billing Date or such other period of time as the Purchaser may agree in writing (which, to the extent a Receivable is purchased by the Purchaser, the Purchaser shall be deemed to have provided its written consent to the Seller); (v) is not a Purchased Receivable which with respect to which, as of any Determination Date, payment by the Payor of such Receivable has been received and is not duplicative of any other Receivable; and (vi) is owned by the Seller free and clear of any Adverse Claim, and the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and no consent other than those secured and delivered to the Purchaser on or prior to the Closing Date shall be required to effect the sale of any such Purchased Receivable;

     (b) The Billed Amount of such Purchased Receivable is payable in United States Dollars and the Eligible Receivable Amount with respect thereto, unless the Purchaser and Seller agree otherwise in writing (which, to the extent a Receivable is purchased by the Purchaser, the Purchaser shall be deemed to have provided its written consent to the Seller), is not in excess of $100,000 with respect to any one individual Payor of any Payor Class, and is net of any adjustments or other modifications contemplated by any other agreement, Billing and Collection Agreement, or Contract or otherwise and, unless otherwise agreed in writing by Purchaser, neither the Purchased Receivable nor the related agreement or Contract has been or will be compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller, the Payor, a Billing and Collection Agent or any other third party, and is not nor will be subject to compromise, adjustment, termination or modification, whether arising out of transactions concerning the related agreement, Contract, Billing and Collection Agreement, or otherwise; and

     (c) There are no procedures or investigations pending or threatened before any Governmental Authority (i) asserting the invalidity of such Purchased Receivable, Billing and Collection Agreement, or Contract, (ii) asserting the bankruptcy or insolvency of the related Payor, (iii) seeking the payment of such Purchased Receivable or payment and performance of the related Contract, or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Purchased Receivable or the related Contract.

     Section 4.3. Negative Covenants of the Seller. Unless otherwise set forth herein, the Seller shall not, without the written consent of the Purchaser, which such consent will not be unreasonably withheld:

     (a) Sell, assign or otherwise dispose of, or create or suffer to exist any Adverse Claim or lien upon any Receivable and related Contracts, its Customer Base, the Lockbox Account, the Collection Account, or any other account in which any Collections of any Receivable are deposited, or assign any right to receive income in respect of any Receivable;

     (b) Submit or permit to be submitted to Payors any invoice for services or equipment rendered by or on behalf of Seller which contains a "pay to" address other than the Lockbox Account;

     (c) Make any change to (i) the location of its chief executive office or the location of the office where Records are kept or (ii) its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names without providing the Purchaser of not less than thirty days prior written notice thereof;

     (d) Allow the ratio of the aggregate Net Value of Purchased Receivables to Cash Collections to be greater than 2:1; or

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     (e) Amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Purchased Receivable.

     Section 4.4. Repurchase Obligations. Upon discovery by any party to this Agreement of a breach of any representation or warranty in Sections 4.1 or 4.2 of this Article IV which materially and adversely affects the value of a Purchased Receivable or the interests of the Purchaser therein (herein a "Rejected Receivable"), the party discovering such breach shall give prompt written notice to the other parties to this Agreement. Thereafter, on the next Purchase Date, the Net Value of the Rejected Receivables shall be deducted from the amount otherwise payable to the Seller pursuant to Section 2.3 and deposited in the Collection Account in satisfaction of the Rejected Receivable Amount and, provided the full Net Value of such Rejected Receivables is deposited in the Collection Account, such Rejected Receivables shall then be considered to have been repurchased by the Seller. In the event that the full Net Value of such Rejected Receivables is not deposited in the Collection Account pursuant to the foregoing sentence, the Purchaser shall deduct any such deficiency from the Excess Collection Amount or make demand upon the Seller to pay any such deficiency to the Purchaser for deposit to the Collection Account. Upon full payment of the amounts set forth above to the Collection Account, the Seller will be deemed to have repurchased such Rejected Receivable.


                       ARTICLE V - ACCOUNTS ADMINISTRATION

     Section 5.1. Collection Account. The Purchaser acknowledges that certain amounts deposited in the Collection Account may relate to Receivables other than Purchased Receivables and that such amounts continue to be owned by the Seller. All such amounts shall be administered in accordance with Section 5.3.

     Section 5.2. Determinations of the Purchaser. On each Determination Date, the Purchaser will determine, in good faith, the following:

     (a) the Net Value of all Purchased Receivables which have become Rejected Receivables since the prior Purchase Date and which have not been repurchased or offset in the manner set forth in Section 4.4 (the "Rejected Receivable Amount");

     (b) the amount of Collections up to the Purchase Price of all Purchased Receivables received since the prior Determination Date (the "Paid Receivables Amount");

     (c) the Net Value of all Purchased Receivables which have become Defaulted Receivables since the prior Purchase Date (the "Defaulted Receivable Amount" or "Credit Deficiency");

     (d) the aggregate amount deposited in the Collection Account in excess of the Purchase Price of each Purchased Receivable, plus one hundred percent (100.0%) of the Collections pertaining to Receivables not purchased under this Agreement, since the prior Determination Date (the "Excess Collection Amount");

     (e) the Net Value of all Purchased Receivables less the Rejected Receivable Amount and the Defaulted Receivable Amount as of the current Determination Date; and

     (f) the amount of any accrued and unpaid Program Fee.

     The Purchaser's determinations of the foregoing amounts shall be conclusive in the absence of manifest error. The Purchaser shall notify the Seller of such determinations.

     Section 5.3. Distributions from Accounts. (a) On each Determination Date, following the determinations set forth in Section 5.2, the Purchaser will make the following withdrawals and deposits:


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     (i) withdraw the Paid Receivables Amount and the Rejected Receivable Amount
plus any outstanding Rejected Receivable Amount applicable to any prior period, to the extent such Rejected Receivable Amount is not paid to the Purchaser as a reduction in Purchase Price to be paid to the Seller, from the Collection
Account and deposit such amount in the Purchase Account;

     (ii) withdraw the Defaulted Receivable Amount from the Seller Credit Reserve Account and deposit such amount in the Purchase Account;

     (iii) withdraw the Excess Collection Amount from the Collection Account and deposit such amount in the Seller Credit Reserve Account to the extent that the Seller Credit Reserve Account is less than the Specified Credit Reserve Balance; and

     (iv) withdraw the balance of the Excess Collection Amount from the Collection Account and, subject to any offset required under Section 5.3(b) of this Agreement, remit such amount by wire transfer to an account designated by the Seller, which, absent the occurrence of an Event of Seller Default and provided that the Purchaser has received information in sufficient form and format to allow the Purchaser to properly apply and/or post Collections against Purchased Receivables, will occur no later than the next immediate Purchase Date following such determination.

     (b) The full amount of the Purchase Price before any offsets shall be withdrawn from the Purchase Account and paid and administered as follows: (i) the Program Fee due and owing as of each respective Purchase Date shall be paid to the Purchaser, (ii) the amount, if any, by which the Seller Credit Reserve Account is less than the Specified Credit Reserve Balance as of such respective Purchase Date shall be deposited in the Seller Credit Reserve Account, (iii) the amount, if any, due and owing the Purchaser pursuant to Section 9.4 of this Agreement shall be paid to the Purchaser, and (iv) any remaining amount shall be paid to the Seller in accordance with Section 2.3 of this Agreement.

     (c) Until the Termination Date, with commercially reasonable best efforts on each Purchase Date or in any event within two Business Days of each Purchase Date, the Purchaser shall withdraw all amounts deposited hereunder (net of withdrawals required hereunder) from the Seller Credit Reserve Account which are in excess of the Specified Credit Reserve Balance and shall pay to the Purchaser all amounts due and owing the Purchaser in accordance with Sections 2.3, 4.4, 5.3, 8.1, 9.4 and any applicable Termination Fee, and pay the balance, if any, by wire transfer to an account designated by the Seller.

     Section 5.4. Allocation of Monies following Termination Date. (a) Upon the occurrence of a Termination Date hereunder, the Purchaser shall administer and monitor the Lockbox Account and any and all Collections pertaining to Purchased Receivables and apply the amount of such Collections to the outstanding Net Value of Purchased Receivables. The application of such amounts to the outstanding Net Value of Purchased Receivables shall not include any Excess Collection Amount. Following the Termination Date and the Purchaser's receipt of the Termination Fee, if applicable, from the Seller, the Purchaser shall, to the extent funds deposited hereunder (net of withdrawals required hereunder) are sufficient, withdraw an amount equal to the Program Fee from the Seller Credit Reserve Account on each Purchase Date and deposit it in the Purchase Account. To the extent that such funds do not equal the Program Fee, the Seller shall deposit in the Purchase Account the balance of the Program Fee within five Business Days following demand therefor. To the extent any Purchased Receivable becomes a Defaulted Receivable, the Purchaser may withdraw an amount equal to such Defaulted Receivable Amount from the Seller Credit Reserve Account and deposit such amount in the Collection Account, provided, however, that such recourse is expressly limited to the monies which comprise the Seller Credit Reserve Account at the time of the Termination Date which shall not at any time exceed the Specified Credit Reserve Balance. Following such Termination Date, any Excess Collection Amount may not be used for deposit to the Seller Credit Reserve Account and shall be otherwise administered in accordance with this Agreement.

     (b) In any event, following the Termination Date and the Purchaser's receipt of the Termination Fee, if any, the Seller may, at its option, repurchase all previously Purchased Receivables which have not been fully paid by the respective Payors thereof by depositing with the Purchaser the then aggregate Net Value of such Purchased Receivables. Following such payment and any other amount due and owing the Purchaser under this Agreement, this Agreement shall be deemed terminated.

     (c) On the first Determination Date on which the aggregate Net Value of all Purchased Receivables (other than Defaulted Receivables) (i) is less than 10% of the aggregate Net Value of Purchased Receivables (other than Defaulted Receivables) on the Termination Date and (ii) is less than the aggregate amount remaining in the Seller Credit Reserve Account, the Purchaser shall withdraw an amount equal to such aggregate Net Value from such accounts and deposit it in the Purchase Account. Thereupon the Purchaser shall disburse all remaining amounts held in the Seller Credit Reserve Account to the Seller and all interests of the Purchaser in all Purchased Receivables owned by the Purchaser shall be reconveyed by the Purchaser to the Seller. Following such disbursement and reconveyance, this Agreement shall be deemed terminated and the Purchaser shall, at the request of the Seller, execute and deliver documentation reasonably necessary to evidence such termination including but not limited to the delivery of any necessary UCC Termination Statements.


                   ARTICLE VI - APPOINTMENT OF THE SUBSERVICER

     Section 6.1. Appointment of the Subservicer. Subject to Section 6.5, as consideration for the Seller's receipt of that portion of the Excess Collection Amount relating to Purchased Receivables, the Purchaser hereby appoints the Seller and the Seller hereby accepts such appointment to act as Subservicer under this Agreement. The Subservicer may, with the prior consent of the Purchaser, which consent shall not be unreasonably withheld, subcontract with a subservicer for billing, collection, servicing or administration of the Receivables. Any termination or resignation of the Subservicer under this Agreement shall not affect any claims that the Purchaser may have against the Subservicer for events or actions taken or not taken by the Subservicer arising prior to any such termination or resignation.

     Section 6.2. Duties and Obligations of the Subservicer. (a) The Subservicer shall service the Purchased Receivables and enforce the Purchaser's respective rights and interests in and under each Purchased Receivable and each related Contract; and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Receivable all in accordance with (i) customary and prudent servicing procedures for receivables of a similar type, and (ii) all applicable laws, rules and regulations; and shall serve in such capacity until the termination of its responsibilities pursuant to Section 6.4 or 7.1. The Subservicer shall at any time permit the Purchaser or any of its representatives to visit the offices of the Subservicer and examine and make copies of all Servicing Records;

     (b) The Subservicer shall notify the Purchaser of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by any Person with respect to any Purchased Receivable.

     (c) The Purchaser shall not have any obligation or liability with respect to any Purchased Receivables which may arise out of a related Contract, nor shall it be obligated to perform any of the obligations of the Subservicer hereunder.

     Section 6.3. Subservicing Expenses. The Subservicer shall be required to pay for all expenses incurred by the Subservicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment or reimbursement therefor.

     Section 6.4. Subservicer Not to Resign. The Subservicer shall not resign from the duties and responsibilities hereunder except upon determination that
(a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Subservicer could take to make the performance of its duties hereunder permissible under applicable law evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser.

     Section 6.5. Authorization of the Purchaser. The Seller hereby acknowledges that the Purchaser (including any of its successors or assigns), shall retain the authority to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Purchaser to collect all amounts due under any and all Purchased Receivables, process all Collections, commence proceedings with respect to enforcing payment of such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof. The Seller shall furnish the Purchaser (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Purchaser to carry out its servicing and administrative duties under this Agreement, and shall cooperate with the Purchaser to the fullest extent in order to facilitate the collectibility of the Purchased Receivables.


                     ARTICLE VII - EVENTS OF SELLER DEFAULT

     Section 7.1. Events of Seller Default. If any of the following events (each, an "Event of Seller Default") shall occur and be continuing:

     (a) The Seller (either as Seller or Subservicer) shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement which remains uncured for a period of 10 days;

     (b) The Seller or any Affiliate defaults: (i) whether as primary or secondary obligor, in the payment of any principal or interest on any obligation for borrowed money beyond any applicable grace period or, if such obligation is payable on demand, fails to pay such obligation upon demand; or (ii) in the observance of any covenant, term or condition contained in any agreement, if the effect of such default is to cause, or to permit any other party to such obligation to cause, all or part of such obligation to become due before its stated maturity provided that such obligation shall be an amount in excess of $25,000;

     (c) An Insolvency Event shall have occurred;

     (d) There is a material breach of any of the representations and warranties of the Seller as stated in Sections 4.1 or 4.2 that has remained uncured for a period of 30 days, or, as such breach may pertain to a Purchased Receivable, has not been cured pursuant to Section 4.4;

     (e) Any Governmental Authority shall file notice of a lien in excess of $25,000 with regard to any of the assets of the Seller or with regard to the Seller which remains undischarged for a period of 30 days or there shall have been an uncured default or breach with respect to any agreement, payment arrangement or otherwise by and between the Seller or its Affiliates and the Internal Revenue Service and/or any other taxing authority;

     (f) As of the first day of any month, the aggregate Net Value of Purchased Receivables which became Defaulted Receivables or Rejected Receivables during the prior four month period shall exceed 10.0% of the Net Value of all Purchased Receivables then owned by the Purchaser at the end of each of such three months;

     (g) This Agreement shall for any reason cease to evidence the transfer to the Purchaser (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Purchased Receivables;

     (h) The amount deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account has remained at less than the Specified Credit Reserve Balance for fourteen consecutive days; or

     (i) A Termination Event shall have occurred;

then and in any such event, the Purchaser may, by notice to the Seller declare that an Event of Seller Default shall have occurred and, the Termination
Date shall forthwith occur, without demand, protest or further notice of any kind, and the Purchaser shall make no further Purchases from the Seller. The Purchaser, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative.


              ARTICLE VIII - INDEMNIFICATION AND SECURITY INTEREST

     Section 8.1. Indemnities by the Seller. (a) Without limiting any other rights that the Purchaser or any director, officer, employee or agent of the Purchaser (each an "Indemnified Party") may have under this Agreement or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to this Agreement or the ownership of the Purchased Receivables or in respect of any Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or recourse with respect to Purchased Receivables.

     (b) Any Indemnified Amounts subject to the indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor, together with interest at the lesser of 12% per annum or the highest rate permitted by law from the date of demand for such Indemnified Amount.

     Section 8.2 Security Interest. The Seller hereby grants to the Purchaser a first priority perfected security interest in the Seller's Customer Base, including but not limited to, all past, present and future customer contracts, lists, agreements, or arrangements relating thereto; all of the Seller's right, title and interest in, to and under all of the Seller's Receivables not sold to the Purchaser hereunder, including all rights to payments under any related Contracts, contract rights, instruments, documents, chattel paper, general intangibles, or other agreements with all Payors and all the Collections, Records and proceeds thereof; any other obligations or rights of Seller to receive any payments in money or kind with respect to that set forth in this
Section 8.2; all cash or non-cash proceeds of the foregoing; all of the right, title and interest of the Seller in and with respect to the services which gave rise to or which secure any of the foregoing as security for the timely payment and performance of any and all obligations the Seller or the Subservicer may owe the Purchaser under Sections 2.3, 4.4, 5.3, 8.1, 9.4 and any applicable Termination Fee, but excluding recourse for unpaid Purchased Receivables. This
Section 8.2 shall constitute a security agreement under the UCC and any other applicable law and the Purchaser shall have the rights and remedies of a secured party thereunder. Such security interest shall be further evidenced by Seller's execution of appropriate UCC-1 financing statements prepared by and acceptable to the Purchaser, and such other further assurances that may be reasonably requested by the Purchaser from time to time.


                           ARTICLE IX - MISCELLANEOUS

     Section 9.1. Notices, Etc. All notices, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

     Section 9.2. Remedies. No failure or delay on the part of the Purchaser to exercise any right hereunder shall operate as a waiver or partial waiver thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 9.3. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Subservicer, the Purchaser and their respective successors and permitted assigns. Neither the Seller nor the Subservicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser, such consent not to be unreasonable withheld by the Purchaser. The Purchaser may, at any time, without the consent of the Seller or the Subservicer, assign any of its rights and obligations hereunder or interest herein to any Person. Without limiting the generality of the foregoing, the Seller acknowledges that the Purchaser has assigned its rights hereunder for the benefit of third parties. The Seller does hereby further agree to execute and deliver to the Purchaser all documents and amendments presented to the Seller by the Purchaser in order to effectuate the assignment by the Purchaser in furtherance of this Section 9.3 consistent with the terms and provisions of this Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the indemnification and payment provisions of Article VIII shall be continuing and shall survive any termination of this Agreement.

     Section 9.4. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification under Article VIII, the Seller agrees to pay upon demand, all reasonable costs and expenses in connection with this Agreement and the other documents to be delivered hereunder, including, without limitation: (i) the periodic auditing of the Seller and the modification or amendment of this Agreement; (ii) the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect to (A) advising the Purchaser as to its rights and remedies under this Agreement or (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the other documents to be delivered hereunder; (iii) any and all accrued Program Fee and amounts related thereto not yet paid to the Purchaser; and (iv) any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     (b) If the Seller or the Subservicer fails to pay any Lockbox Account fees or other charges or debits related to such accounts, or to pay or perform any agreement or obligation contained under this Agreement, the Purchaser may pay or perform, or cause payment or performance of, such agreement or obligation, and the expenses of the Purchaser incurred in connection therewith shall be payable by the party which has failed to so perform.

     Section 9.5. Amendments; Waivers; Consents. No modification, amendment or waiver of, or with respect to, any provision of this Agreement or the Related Documents, shall be effective unless it shall be in writing and signed by each of the parties hereto. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Subservicer and the Purchaser, and supersede all prior agreements and understandings relating to the subject hereof, whether written or oral.

     Section 9.6. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE PURCHASED RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO.

     (b) THE SELLER AND THE SUBSERVICER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE

SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER AND THE SUBSERVICER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY, OR THE SUBSERVICER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE SELLER AND THE SUBSERVICER EACH HEREBY AGREE THAT THE EXCLUSIVE AND APPROPRIATE FORUMS FOR ANY DISPUTE HEREUNDER ARE THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO AND AGREE NOT TO INSTITUTE ANY ACTION IN ANY OTHER FORUM.

     (c) THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 9.7. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 9.8. Confidentiality. The Purchaser and Seller understand and agree to keep confidential, and shall cause its respective directors, officers, shareholders, employees, agents, and attorneys to keep confidential the terms and conditions of this Agreement, all documents referenced herein and the respective terms thereof, and any communication between the parties regarding this Agreement or the services to be provided hereunder hereby, except to the extent that (a) any party makes any disclosure to his or its auditors, attorneys or other professional advisors, (b) any disclosure is otherwise required by law or pursuant to any rule or regulation of any federal, state or other governmental authority or regulatory agency, provided that Purchaser or Seller, as the case may be, provides prior written notice thereof to the other or (c) the Seller is in receipt of the prior written consent of Purchaser with respect to any compromise by Seller of the confidentiality contemplated hereunder. Purchaser and Seller further understand and agree that the violation by the Seller or its agents of the foregoing shall entitle the other, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.


                             ARTICLE X - ARBITRATION

     Section 10.1 Mediation and Arbitration of Disputes. In their course of dealing under this agreement, the parties shall bring problems or potential problems to the attention of each other as soon as possible and discuss them. The parties shall attempt to resolve any dispute arising out of or relating to this Agreement promptly by good faith negotiations between the appropriate officers of the parties.

     The disputing party shall initiate negotiations by giving the other party written notice of the dispute. Within thirty (30) days after receipt of the notice, the receiving party shall submit to the other party a written response. Both the notice and the response shall include (a) a statement of the party's position and a summary of the evidence and argument supporting that position, and (b) the name of the officer of the party. The officers shall confer within thirty (30) days of receipt of the disputing party's notice, in person at a mutually acceptable time and place, if reasonable or by telephone service, at least once and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt in good faith to resolve the dispute.

     If the dispute is not resolved within thirty (30) days of their first meeting, the officers shall refer the dispute to designated representatives (who may be legal counsel) who do not have direct responsibility for administration of this Agreement. The officers shall also prepare and exchange summaries of their negotiations and send the summaries and all other documents to the designated representatives. The designated representatives shall confer within sixty (60) days of receipt of the disputing party's notice, in person at a mutually acceptable time and place if reasonable or by telephone otherwise, at least once, and thereafter as often as they reasonably deem necessary, to exchange any further relevant information and to attempt in good faith to resolve the dispute.

     If the dispute is not resolved within thirty (30) days of the first meeting of the designated representatives, either party may initiate mediation of the dispute under the auspices and procedures of the American Arbitration Association. Also, if either party fails to participate in the mediation, the other party may initiate the arbitration. The arbitration shall be conducted by a single arbitrator at the offices of the American Arbitration Association, Columbus, Ohio, or in the vicinity thereof. The arbitrator shall be governed by this Agreement and may not change it. The arbitrator may not award punitive damages. The award of the arbitrator shall finally resolve the dispute, and judgment upon the award may be entered by any Court with jurisdiction to do so.

     The parties shall share the fees and expenses of the mediator or arbitrator equally. Otherwise, each party shall pay its own negotiation, mediation or arbitration expense. All time limitations specified here may be extended by mutual written agreement. The procedures specified herein shall be the sole and exclusive methods for the resolution of disputes between the parties arising out of or relating to this Agreement, any conflicting provisions notwithstanding. However, a party may seek a temporary restraining order, a preliminary injunction or other preliminary judicial relief if in its reasonable judgment, such action is necessary to avoid irreparable damage. Despite such action, the parties shall continue to participate in good faith in the procedures specified herein. All applicable statutes of limitation shall be tolled while the procedures specified herein are pending. The parties will take any action required to effectuate such tolling.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           ARI NETWORK SERVICES, INC., as Seller and Subservicer


                           By:
                              ------------------------------------
                           Name:     Brian E. Dearing
                           Title:    Chairman and Chief Executive Officer

                           Address at which the chief executive office is located:

                           Address: 330 E. Kilbourn Avenue
                                    Milwaukee, WI  53202
                           Attention:             Brian E. Dearing
                           Phone number:          414/283-4300
                           Telecopier number:     414/283-4375

                           Additional locations at which the Seller does business and maintains Records:

                           102 N. Cascade, Suite 600
                           Colorado Springs, CO  80903

                           2225 S. Henry Street
                           Williamsburg, VA  23185-3968

                           309 McLaws Circle, Suite E
                           Williamsburg, VA  23185

                           Additional names under which Seller does business:

                           AgriData Resources, Inc.



                           RFC CAPITAL CORPORATION


                           By:
                               ------------------------------------
                           Name:        Mark D. Quinlan
                           Title:       Vice President

                           Address: 130 East Chestnut Street
                                    Suite 400
                                    Columbus, OH  43215
                           Attention:            Mark D. Quinlan
                           Phone number:         (614) 229-7979
                           Telecopier number:    (614) 229-7980

                                                                      SCHEDULE 1

                            SELLER'S LICENSE NUMBERS





        Name of Seller                                License Numbers
 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

 ----------------------------                   ----------------------------

                                      1-1

                                                                      SCHEDULE 2

               LIST OF NAMES UNDER WHICH SELLER IS DOING BUSINESS
                 AND ADDRESSES AT WHICH SELLER IS DOING BUSINESS



      Names Under Which Seller                   Addresses At Which Seller
  Is Doing Business and Payee Names                Is Doing Business


ARI Network Services, Inc.                        330 E. Kilbourn Avenue
                                                  Milwaukee, WI  53202
-----------------------------------------      ------------------------------

AgriData Resources, Inc.
-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

-----------------------------------------      ------------------------------

                                      2-1

                                                                       EXHIBIT A

                                   DEFINITIONS

         "ADVERSE CLAIM" means any claim of ownership, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement having the effect of a lien or security interest.

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933.

         "BASE RATE" means, as of any Purchase Date, a percentage equal to the prime lending rate of First Chicago, NA, plus 2.00% per annum.

         "BILLED AMOUNT" means, with respect to any Receivable the amount billed or to be billed to the related Payor with respect thereto prior to the application of any Gross Liquidation Rate.

         "BILLING AND COLLECTION AGENT" means the party performing billing and collection services for and on behalf of the Seller pursuant to the terms of a Billing and Collection Agreement.

         "BILLING AND COLLECTION AGREEMENT" means, to the extent applicable, any written agreement whereby a party is obligated to provide end-user billing and collection services with respect to the Seller's accounts.

         "BILLING DATE" means the date on which the invoice with respect to a Receivable was submitted to the related Payor which shall be not more than 45 days from the date on which services were provided to the end user of such services.

         "BUSINESS DAY" means any day of the year other than a Saturday, Sunday or any day on which banks are required, or authorized, by law to close in the State of Ohio or Wisconsin.

         "CASH COLLECTIONS" means all Collections in the Lockbox Account from the immediately preceding one month period.

         "CLOSING DATE" means September 28, 1999.

         "COLLECTION ACCOUNT" means the account titled "Collection Account" established pursuant to Section 2.4(b).

         "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

         "CONTRACT" means an agreement (or agreements) pursuant to, or under which a Payor shall be obligated to pay for services rendered by the Seller from time to time.

         "CREDIT DEFICIENCY" has the meaning specified in Section 5.2(c).

         "CUSTOMER BASE" means all of the Seller's past, present and future customer contracts, agreements, or other arrangements, any customer list relating thereto and any information regarding prospective customers and contracts, agreements, or other arrangements and all of the goodwill and other intangible assets associated with any of the foregoing; provided, such definition of "Customer Base" shall specifically exclude the Seller's customers not located in the United States or not organized under the laws of any jurisdiction in the United States and having its principal office at a location other than the United States.

         "DEFAULTED RECEIVABLE" means a Purchased Receivable as to which, on any Determination Date (a) any part of the Net Value thereof remains unpaid for more than 90 days, or, such other period of time as the Purchaser may agree in writing,, from the Billing Date for such Receivable; or (b) the Payor thereof has taken any action, or suffered any event to occur, of the type described in
Section 7.1(f) or (g); or (c) the Purchaser otherwise reasonably deems any part of the Net Value thereof to be uncollectible for reasons other than a breach of a representation or warranty under Article IV hereof.

         "DEFAULTED RECEIVABLE AMOUNT" has the meaning specified in Section 5.2(c).

         "DETERMINATION DATE" means the Business Day preceding the Purchase Date, to be not less than one day per week.

         "ELIGIBLE PAYOR" means a Payor which is (a) (i) a corporation, limited liability company, partnership or any statutory organization organized under the laws of any jurisdiction in the United States and having its principal office in the United States, (ii) an individual or sole proprietorship which is a resident of any jurisdiction in the United States, or (iii) a Billing and Collection Agent; (b) not an Affiliate of any of the parties hereto other than Textron Financial Corporation or any Affiliate thereof; (c) has executed and delivered to the Seller a copy of any related Contract or Billing and Collection Agreement; and (d) not subject to bankruptcy or insolvency proceedings at the time of sale of the Receivables to be purchased.

         "ELIGIBLE RECEIVABLE" means, at any time, a Receivable as to which the representations and warranties of Section 4.2 are true and correct in all respects at the time of Purchase.

         "ELIGIBLE RECEIVABLE AMOUNT" means, with respect to any Eligible Receivable, an amount equal to its Billed Amount after giving effect to the Gross Liquidation Rate associated with the Payor Class with respect to such Eligible Receivable.

         "EVENT OF SELLER DEFAULT" has the meaning specified in Section 7.1.

         "EXCESS COLLECTION AMOUNT" has the meaning specified in Section 5.2(d).

         "GOVERNMENTAL AUTHORITY" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

         "GROSS LIQUIDATION RATE" means a factor, conclusively determined by the Purchaser from time to time, with respect to a designated Payor Class based on
(i) the Seller's historical experience with respect to Collections for such Payor Class, and (ii) the terms and provisions of any related Contract, Billing and Collection Agreement, or other agreement, determined on the basis of actual Collections which are expected to be received on a Receivable within 90 days, or, to the extent applicable, 120 Days of its Billing Date; provided, that any adjustment in such Gross Liquidation Rate by the Purchaser shall not be applied to any Purchased Receivable purchased prior to such adjustment. For purposes of the initial purchase of Receivables hereunder, the "Gross Liquidation Rate" shall be 75.0% for with respect to Receivables which have been billed to the respective Payor thereof and 55.0% for Unbilled Receivables.

         "INSOLVENCY EVENT" means the occurrence of an event whereby the Seller makes a general assignment for the benefit of creditors; or where any proceeding is instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or which seeks the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Seller or any of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian or other similar official for it or for any substantial part of its property.

         "LOCKBOX ACCOUNT" means the account established pursuant to Section 2.4(a).

         "NET VALUE" of any Receivable at any time means an amount (not less than zero) equal to (a)(i) the Eligible Receivable Amount multiplied by (ii)
 .90; minus (b) all Collections received with respect thereto; provided, that if the Purchaser makes a determination that all payments by the Payor with respect to such Receivable have been made, the Net Value shall be zero.

         "PAID RECEIVABLES AMOUNT" has the meaning specified in Section 5.2(b).

         "PAYOR" means, the Person obligated to make payments in respect of any Receivables.

         "PAYOR CLASS" means, with respect to any Payor, one of the following:
(a) statutory organization, (b) individuals and sole proprietorships, or (c) Billing and Collection Agent.

         "PERSON" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, voluntary association, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "PROGRAM FEE" means as of each Purchase Date, the greater of (a) $3000.00 per month, or (b) an amount equal to (i) 7/360, of the annualized Base Rate, multiplied by (ii) the sum of (a) the aggregate Initial Payments with respect to Unbilled Receivables which have been purchased and (b) the Net Value of all Purchased Receivables which are not Unbilled Receivables including (A) Rejected Receivables and (B) those Receivables to be purchased on such Purchase Date; provided, however, that in the event there is more than one Purchase Date per week, the Program Fee as of each subsequent Purchase Date during such week shall mean an amount equal to 7/360, of the annualized Base Rate, multiplied by the sum of (x) the aggregate Initial Payments with respect to additional Unbilled Receivables and (y) the Net Value of all Purchased Receivables which are not Unbilled Receivables, to be purchased on such Purchase Date consistent with the terms and conditions of this Agreement.

         "PURCHASE" means a purchase by the Purchaser of Eligible Receivables from the Seller pursuant to Section 2.2.

         "PURCHASE ACCOUNT" means the account titled "Purchase Account" established pursuant to Section 2.4(b).

         "PURCHASE COMMITMENT" means an amount not to exceed $3,000,000; provided, however, that with respect to the initial Purchase Date, such amount shall not exceed $2,000,000 and other than with respect to the initial Purchase Date, the aggregate Net Value of Purchased Receivables on the first Purchase Date of any month may not be greater than $500,000, or such other amount as the Purchaser and Seller may otherwise agree in writing, over the highest aggregate Net Value of Purchased Receivables at any time during the immediately preceding month. Subject to the prior written approval by the Purchaser and payment by the Seller of all applicable fees as agreed by and between the Seller and Purchaser, the Purchase Commitment may be increased to $10,000,000 provided, however, that no single incremental increase in such Purchase Commitment may be for an amount less than $1,000,000.

         "PURCHASE DATE" means the date on which the Purchaser initially purchases Receivables from the Seller and thereafter, such other day of each week, as the case may be, that the Seller and Purchaser mutually agree; provided, that unless otherwise agreed otherwise such day shall be Wednesday of each such week and in any event there shall occur a "Purchase Date" for purposes of this Agreement not less than once per week.

         "PURCHASE PRICE" has the meaning specified in Section 2.3.

         "PURCHASED RECEIVABLE" means any Receivable which has been purchased by the Purchaser hereunder including a Rejected Receivable to the extent such Rejected Receivable has not been repurchased by Seller.

         "PURCHASER" means RFC Capital Corporation, a Delaware corporation, together with its successors and assigns.

         "RECEIVABLE" means (a) an account receivable arising from the provision or sale of electronic commerce products, goods and/or services (and any services or sales ancillary thereto) by the Seller including the right to payment of any interest or finance charges and other obligations of the Payor with respect thereto; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor; (c) all rights, remedies, guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such account receivable and (d) all Collections, Records and proceeds with respect to any of the foregoing; provided, however, that "Receivable" shall not include the foregoing as it pertains to (x) license, renewal, maintenance and/or subscription payments due from customers of the Seller payable by or through a credit card program, and (y) receivables payable by any obligor/payor not located in the United States or not organized under the laws of any jurisdiction in the United States and having its principal office at a location other than the United States.

         "RECORDS" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Seller or the Subservicer with respect to Receivables (including Purchased Receivables) and the related Payors. In the instance of a Receivable with respect to which the Payor is a Billing and Collection Agent pursuant to a Billing and Collection Agreement, the amount owed to the Seller by the Billing and Collection Agent is the "Receivable" which is eligible for Purchase by the Purchaser and not the amount owing to, or collected by, the Billing and Collection Agent from the end user of the services provided by the Seller.

         "REJECTED RECEIVABLE AMOUNT" has the meaning specified in Section
5.2(a).

         "REJECTED RECEIVABLE" has the meaning specified in Section 4.4.

         "RELATED DOCUMENTS" means all documents required to be delivered under this Agreement.

         "REQUIRED INFORMATION" means, with respect to a Receivable, (a) the identity of the Payor, (b) the Eligible Receivable Amount, (c) the Billing Date,
(d) the Payor telephone number and (e) the Payor account number, if applicable.

         "SELLER" means ARI Network Services, Inc., a Wisconsin corporation, together with its successors and assigns.

         "SELLER CREDIT RESERVE ACCOUNT" means the account titled "Seller Credit Reserve Account" established pursuant to Section 2.4(b).

         "SERVICING RECORDS" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Subservicer or the Purchaser with respect to the Purchased Receivables and the related Payors.

         "SPECIFIED CREDIT RESERVE BALANCE" means, as of any Purchase Date, an amount equal to 5.00% of the sum of (i) the aggregate Initial Payments with respect to Unbilled Receivables which have been purchased and (ii) the Net Value of Purchased Receivables which are not Unbilled Receivables including (a) Rejected Receivables to the extent not repurchased and (b) those Receivables to be purchased on such Purchase Date.

         "SUBSERVICER" means the Seller, or any Person designated as Subservicer hereunder.

         "TERMINATION DATE" means the earlier of (a) September 28, 2002; (b) a Termination Event; (c) the occurrence of an Event of Seller Default as set forth in Section 7.1 of this Agreement; or (d) ninety days following the Seller's delivery of a written notice to the Purchaser setting forth Seller's desire to terminate this Agreement and the payment of the Termination Fee with respect thereto.

         "TERMINATION EVENT" means the occurrence of an event under any loan agreement, indenture or governing document following which the funding of the Purchaser to be utilized in purchasing Receivables hereunder may be terminated.

         "TERMINATION FEE" means, other than as a result of the occurrence of a Termination Event, an amount to be paid by the Seller to the Purchaser equal to
(A) 4.0% of the Purchase Commitment in the event of an occurrence of an Event of Seller Default resulting in the termination of this Agreement; or (B) in the event the Seller desires to terminate this Agreement, such termination shall be effective only in the event that the Seller has (i) provided the Purchaser ninety days prior written notice thereof and (ii) paid to Purchaser and Purchaser has received from Seller an amount equal to (a) 3.0% of the Purchase Commitment if such notice of termination is provided to the Purchaser during the one year period commencing on the Closing Date and ending on the one year anniversary of the Closing Date, (b) 2.0% in the event such notice of termination is provided to the Purchaser during the period commencing the day after the one year anniversary of the Closing Date and ending on the second anniversary of the Closing Date, or (c) 1.0% in the event such notice of termination is provided to the Purchaser during the period commending the day after the second anniversary of the Closing Date through the Termination Date.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the state of the location of the Seller's chief executive office.

                                                                       EXHIBIT B

                               [SELLER LETTERHEAD]


                 FORM OF NOTICE TO PAYORS - [INDIVIDUAL PAYORS]


[NAME AND ADDRESS OF PAYOR]


Dear              :
    --------------

         Because of our continued growth and in an effort to better serve our valued customers, we have entered into a receivables sale arrangement with RFC Capital Corporation ("RFC") whereby certain receivables of ARI Network Services, Inc. will be sold from time to time to RFC. One result of this relationship is that your payments will be received and posted in a more timely manner. Payments should [for resellers with existing lockboxes] continue to be forwarded to the same address which is as follows or [for resellers establishing new lockboxes] be forwarded to the following new address:

[bank name]-Lockbox Account (ARI NETWORK SERVICES, INC.) #           .
                                                          -----------
                                   [BANK NAME]
                                 [BANK ADDRESS]
                                  [BANK ABA #]

         Your payments will continue to be serviced by, and all inquiries regarding your service, billing invoices and payments should continue to be directed to ARI Network Services, Inc.'s Customer Service Department at [phone number]. This change is effective immediately and may not be further amended or modified without the written consent of RFC.

         Thank you for your cooperation and we look forward to continuing to satisfy your business needs.

                                                 Sincerely,

                                                 ARI NETWORK SERVICES, INC.



                                                 -------------------------------
                                                 By:   Brian E. Dearing
                                                 Its:  Chairman and Chief
                                                       Executive Officer
                                      B-6

                                                                       EXHIBIT C


                  FORM OF CORPORATE CERTIFICATE FOR THE SELLER

         I hereby certify that I am a duly elected [Officer] of ARI NETWORK SERVICES, INC. (in its capacity as Seller, the "Seller") with all requisite knowledge of the matters set forth below, and further certify as follows:

                  1. Except as otherwise previously disclosed by the Seller to the Purchaser in writing, there has been no change of the Seller's legal name, identity or corporate structure within the six month period preceding the execution date hereof.

                  2. No proceedings looking toward merger (where the Seller will not be the surviving entity without the Purchaser's written consent), liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                  3. There is no litigation pending, or to my knowledge, threatened, which, if determined adversely to the Seller, would adversely affect the execution, delivery or enforceability of the Receivables Sale Agreement (the "Sale Agreement"), dated as September 28, 1999 by and among the Seller and RFC Capital Corporation ("RFC") as Purchaser (the "Purchaser"), or the sale or servicing of the Receivables as provided therein.

                  4. With respect to the Sale Agreement, the Seller has complied with all the agreements by which it is bound and has satisfied all the conditions on its part to be performed or satisfied prior to the Closing Date.

                  5. No Event of Seller Default or other event of default in the performance of any of the Seller's covenants or agreements under the Sale Agreement has occurred and is continuing, nor has an event occurred which with the passage of time or notice or both would become such an Event of Seller Default.

                  6. The Seller is not a party to, or governed by, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust or other instrument which restricts the Seller's ability to sell or service Receivables or consummate any of the transactions contemplated by the Sale Agreement.

                  7. For tax and reporting purposes, the Seller will treat the transfer to the Purchaser of the Seller's interests in the Receivables as a sale.

                  8. The transfer to the Purchaser of the Seller's interests in the Receivables will be made (a) in good faith and without intent to hinder, delay, or defraud present or future creditors, and (b) in exchange for reasonably equivalent value and fair consideration.

                  9. On the date hereof, the Seller (a) was paying its Debts, if any, as they matured; (b) neither intended to incur, nor believed that it would incur, Debts beyond its ability to pay as they mature; and (c) after giving effect to the purchase of certain Receivables by the Purchaser the Seller will have an adequate amount of capital to conduct its business and anticipates no difficulty in continuing to do so for the foreseeable future.

                  10. The Seller has and maintains all material permits, licenses (including any applicable and necessary license, permit or certification from the Federal Communication Commission), authorizations, registrations, approvals and consents of Governmental Authorities necessary for (a) the activities and business of the Seller and each of its Subsidiaries as currently conducted, (b) the ownership, use, operation and-maintenance by each of them of its respective properties, facilities and assets, and (c) the performance by the Seller of the Agreement.

                  11. Without limiting the generality of the foregoing paragraph: (a) each Contract of the Seller and each Subsidiary relating to Receivables is in full force and effect and has not been amended or otherwise modified, rescinded or revoked or assigned, and (b) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, and non-renewal thereof.

                  12. Other than those UCC financing statements to be filed by the Purchaser, no UCC financing statements, federal or state tax liens or judgments with respect to the Purchased Receivables and all other Receivables generated by the Seller have been filed nor shall be filed from and after the date and time of the UCC search results provided by the Seller in accordance with the conditions precedent set forth in the Sale Agreement.

                  13. As of the date hereof, the undersigned hold the respective office set forth opposite their name, and the signature set forth opposite their name is their genuine signature:

                  NAME                OFFICE                SIGNATURE

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________



                  14. The Seller is a corporation duly organized and validly existing under the laws of the State of [state incorporated] validly acting by and through its Board of Directors. Other than the Articles of Incorporation filed on [date articles filed] and annexed to the Certificate of the Secretary of State of the State of, a true, correct and complete copy of which is attached hereto as Exhibit A and which are in effect on the date hereof, there has been no amendment or other document filed with said Secretary of State with respect to the Seller and no such amendment or other document has been authorized.

                  15. The Seller is in good standing (including the payment of all franchise taxes and the filing of required reports) under the laws of the State of ____________ and is duly qualified to do business in the State(s) of [states qualified]. A certificate of good standing issued by the Secretary of State of [states qualified] is attached hereto as Exhibit B.

                  16. Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Seller, which Bylaws have not subsequently been amended, modified or rescinded; no such amendment, modification or rescission is contemplated and said Bylaws continue in force on the date hereof.

                  17. Attached hereto as Exhibit D is a true, correct and complete copy of resolutions (the "Resolutions") duly authorized and adopted by the Board of Directors of the Seller pertaining to the RFC Receivables Program; said Resolutions were duly adopted by the unanimous written consent of the Board of Directors without a meeting in accordance with the Articles of Incorporation and Bylaws of the Seller and have not been amended, modified, annulled or revoked and are in full force and effect; and the instruments referred to in said Resolutions to which the Seller is a party were executed pursuant thereto and in compliance therewith by the duly authorized officer of the Seller.

         All capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Sale Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller this _______ day of _______ , 199__.




                                            By
                                              __________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT D
                                                        TO CORPORATE CERTIFICATE


                          CERTIFIED COPY OF RESOLUTION

         WHEREAS, at a meeting of the Board of Directors of , a corporation organized and existing under the laws of the State of ____________, duly and regularly called and held at the office of the corporation on the day of
<<MeetingMonthandYear>>, at which meeting a quorum of said Board was present, the following resolution was duly adopted by the unanimous vote of all Directors present, and the same has not been rescinded or modified:

         RESOLVED, that the <<OfficerTitlesonGenCert>> of this corporation be and they are hereby authorized on behalf of and in the name of this corporation to enter into and perform that certain "Receivables Sale Agreement" or modifications, amendments, or supplements thereof or thereto with RFC Capital Corporation (the "Purchaser"), a corporation organized and existing under the laws of the State of Delaware, relating to the sale, assignment, transfer, conveyance and/or the creation of a security interest in 's Receivables, Seller Credit Reserve Account and Collection Account as defined in said "Receivables Sale Agreement", and to execute and deliver said "Receivables Sale Agreement" and any other documents to be executed and delivered in relation to, or pursuant to said "Receivables Sale Agreement"; and said officers are hereby further authorized at any time to sell, assign, transfer, convey and/or create a security interest in such Receivables and related Seller Credit Reserve Account and Collection Account on such terms and conditions and in such form as may be acceptable to the Purchaser; and said officers are authorized to execute and deliver all such instruments and documents and to do all such things as may be required to complete any such transactions; and all acts and things of the nature herein referred to, heretofore and hereafter done by the said officers or any of them, are hereby approved, ratified, and confirmed.

         RESOLVED FURTHER, that the authority conferred upon said officers by this resolution shall remain in full force until written notice of revocation thereof shall have been received by the Purchaser and a copy of this resolution certified by , Chairman, and , Secretary, with the seal of this corporation affixed, is delivered to the Purchaser.

         We, and , hereby certify that we are the Chairman and Secretary, respectively, of ; and that the foregoing resolution was duly and regularly passed, as above stated, by the said Board of Directors at a meeting of said Board of Directors, duly and regularly called and held at the office of said corporation at the time and place hereinbefore stated.

         IN WITNESS WHEREOF, we have hereunto signed our names as , Chairman, and , Secretary, and affixed the seal of said corporation as of
<<SaleSubservAgmtDate>>.


CHAIRMAN                                          SECRETARY

-----------------------------------------         ------------------------------

                                                                       EXHIBIT D

                    FORM OF OPINION OF COUNSEL FOR THE SELLER

                    [DATE OF INITIAL PURCHASE OF RECEIVABLES]

RFC Capital Corporation
130 E. Chestnut Street
Columbus, Ohio 43215

         RE:      RFC CAPITAL CORPORATION - RECEIVABLES SALE AGREEMENT

Gentlemen and Ladies:

         We have acted as legal counsel to____________________________ (the "Seller") in connection with the transactions contemplated by that certain Receivables Sale Agreement (the "Sale Agreement"), dated as of___________, 199_, by and among the Seller, a(n)__________________ corporation, and RFC Capital Corporation, a Delaware corporation, as Purchaser ("Purchaser"). All references herein to the Seller shall refer to the Seller in its capacity as both Seller and Subservicer under the Sale Agreement. This opinion is being delivered at the Seller's request.

         Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Sale Agreement.

         In this connection, we have examined the following:

         i) An executed copy of the Sale Agreement and all exhibits and attachments thereto;

         ii) Copies of the UCC-1 financing statements executed by the Seller as assignor/debtor and naming the Purchaser as assignee/secured party relating to the Purchased Receivables and all other Receivables generated by the Seller (the "Financing Statements"), copies of which are attached hereto as Annex 1;

         iii) The results of the searches (the "Searches") conducted by the Secretary of State of ([AND THE COUNTY RECORDER,__________ COUNTY,_________ , AS OF_____________,]) certified by such filing offices on Form UCC- 11, as to financing statements on Form UCC- I on file with such offices and naming the Seller as a "debtor" as of such date, copies of which are attached hereto as Annex 2A;

         iv) [ADD IF APPLICABLE] [EXECUTED COPIES OF APPROPRIATE RELEASES OF ALL OUTSTANDING FINANCING STATEMENTS RELATING TO SECURITY INTERESTS IN ACCOUNTS OF THE SELLER IN FAVOR OF THIRD PARTIES WHICH ARE REFLECTED ON THE SEARCHES AND WHICH SHALL BE RELEASED AT CLOSING] (the "Releases") copies of which are attached hereto as Annex 213; and

         v) Such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.


     ------------------
     (1) All references to "State of _________" in this form of opinion mean state of the present location of the Seller.

     (2) UCC searches certified on form UCC-11 by the appropriate government officials should be dated within ten (10) days of the closing of the transaction.

         As to various questions of fact material to our opinions set forth below we have relied upon certificates of officers of the Seller, copies of which are attached hereto as Annex 3. Nothing has come to our attention in the course of our representation of the Seller which leads us to believe that the representations set forth in any of the foregoing certificates are inaccurate or incomplete in any material respect.

         In connection with the opinions set forth below we have assumed, with your agreement, that each party to the Sale Agreement other than the Seller has executed and delivered such Sale Agreement and has the corporate power and authority to enter into and perform its obligations thereunder, and that the execution, delivery and performance of the Sale Agreement by each party thereto other than the Seller will not breach, contravene, conflict with, or constitute a violation of any provision of the articles of incorporation or bylaws or other organizational documents of such party, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party is bound or to which any of its property or assets is subject, or constitute a violation of any law, statute, rule, regulation, order, writ, judgment, award, injunction or decree of any Governmental Authority as to any such party.

         In connection with the opinions set forth below which deal with the perfection and priority of security interests, we have assumed that no financing statements relating to Seller, the Receivables or the Purchased Receivables have been misindexed or misfiled in the appropriate filing offices covered by the Searches.

         We have also assumed that all documents submitted to us as originals are complete and authentic, that all copies of documents submitted to us conform in all respects to the originals thereof, including all amendments or modifications thereto; and that all signatures of parties, other than those of the Seller and its authorized officers, to the respective documents are genuine. We have also assumed that all documents or copies thereof examined by us have been or will be duly, validly and properly authorized, executed, acknowledged and delivered by all parties thereto other than the Seller.

         As you have agreed, for purposes solely of ascertaining the existence of security interests perfected by the filing of UCC financing statements, we have limited our investigation to an examination of the Searches, which indicate that there are no filed financing statements naming the Seller as debtor and relating to the Seller's Receivables [,OTHER THAN THOSE WHICH WILL BE TERMINATED BY THE FILING OF THE RELEASES].

         For purposes of the opinion expressed in the first sentence of Paragraph 4 below, we have assumed, with your consent, that the description of "Purchased Receivables" set forth in the Sale Agreement accurately and completely describes all of the Seller's Purchased Receivables being transferred to the Purchaser pursuant to the Sale Agreement and the description of "Receivable" set forth in the Sale Agreement accurately and completely describes all of the Seller's Receivables generated by the Seller historically and from time to time.

         For purposes of the opinions expressed in Paragraphs 5 and 6 below, with your agreement we have assumed that all transfers of Purchased Receivables will have occurred in accordance with the terms and conditions set forth in the Sale Agreement.

         In addition to the foregoing, in rendering the opinions set forth herein we have acted only as attorneys licensed to practice in the State of _________________ and do not hold ourselves out as being knowledgeable as to the laws of any other jurisdiction. We therefore express no opinions as to the effect of any laws other than federal laws of the United States of America and the laws of the State of ___________________. In this regard, we note that [- if the Seller is located in a state other than Ohio -] the Sale Agreement is governed by the laws of the State of Ohio. We have assumed, for purposes of issuing this letter, that insofar as the laws of any such other jurisdiction are applicable to the matters set forth below, such laws (including applicable conflict of laws provisions) are identical to and will be interpreted in-all respects in the same manner as the laws of the State of _________.

         On the basis of the foregoing and subject to the limitations, qualifications and exceptions set forth above, we are of the opinion as of the date hereof that:

         1. The Seller is a corporation duly organized and validly existing under the laws of the State of___________, is in good standing under the laws of the State of [STATE OF ORGANIZATION] and is duly qualified to do business, and is in good standing in each jurisdiction in which it maintains an office and has the corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted. The Seller has made all filings with, and has obtained all necessary or appropriate licenses and approvals from federal and State of ___________ Governmental Authorities, which such licenses and approvals are in full force and effect as of the date hereof, that are necessary to permit the Seller to own, lease and operate its properties, to lawfully generate receivables and to lawfully conduct its business as presently conducted, and to consummate the transactions contemplated by the Sale Agreement.

         2. The Seller has the corporate power and authority to execute, deliver and perform the Sale Agreement. The execution, delivery and performance of the Sale Agreement has been duly authorized by all necessary corporate action of the Seller and such Sale Agreement constitutes a legal, valid and binding obligation of Seller enforceable against the Seller in accordance with its terms.

         3. The execution and delivery of, and the performance of the Purchaser's obligations under, the Sale Agreement does not and will not (a) violate any provision of the Seller's articles of incorporation or bylaws, (b) violate any statute, law, ordinance, rule or regulation of the United States of America or the State of ____________ binding on the Seller, (c) violate any orders, judgments, writs or decrees known to us to which the Seller is subject in any respect, or (d) violate or create a breach or default under any loan agreement, indenture, note, evidence of indebtedness, mortgage, financing agreement, bond, debenture or similar agreement or instrument relating to obligations of the Seller for borrowed money or for the deferred purchase price of property or services payable more than one year from the date of incurrence thereof or on demand or relating to obligations of the Seller under capital leases which is presently in effect and known to us and to which the Seller is a party of its property is subject.

         4. The Purchased Receivables and Receivables constitute "accounts" and "general intangibles" within the meaning of the UCC. The Seller is "located" in the State of __________ for purposes of Section 9-103(3)(b) of the UCC such that the laws (including the conflict of law rules) of the State of _____________ govern the perfection of security interests in accounts and general intangibles of the Seller and the sale of accounts by the Seller. The grant of a first priority security interest in the Receivables, other than Purchased Receivables, is perfected by the filing of appropriate UCC financing statements in the appropriate UCC filing offices identified in paragraph 5(i) below. The transfers of the Purchased Receivables are "true sales" of the Purchased Receivables to the Purchaser. In the event, however, that a court of competent jurisdiction were to hold that such transaction constitutes a loan and not a purchase and sale, then the Sale Agreement creates a first priority perfected valid security interest in the Receivables and Purchased Receivables in favor of the Purchaser.

         5. If transfers of the Purchased Receivables from the Seller to the Purchaser pursuant to the Sale Agreement constitute a "true sale" of the Purchased Receivables to the Purchaser, the execution and delivery of the Sale Agreement and

             (i) upon the proper filing of the Financing Statements in the UCC filing offices of the Secretary of State of _____________, [and in the UCC filing offices of the County Recorder of __________County,] and

             (ii) the delivery to the Payors of such Purchased Receivables of the notices in the form of the notices on Exhibit B to the Sale Agreement (assuming no such prior notice has been delivered to any such Payor by any person claiming an interest in the Purchased Receivables, and we hereby advise you that we have no knowledge that the Seller has previously made any such assignment thereof or granted any such lien or encumbrance thereupon);

are effective under the laws of the [STATE OR LOCATION OF SELLER] to vest title thereto in the Purchaser, and all necessary steps have been taken under the laws of the State of [LOCATION OF SELLER] to protect the Purchaser's ownership interest in the Purchased Receivables now existing, and hereafter created, against creditors of, or subsequent Purchasers from, the Seller, provided that

             (x) if the transfers of the Purchased Receivables are deemed to be subject to Article 9 of the UCC, or previously filed financing statements, priority may be subject to financing statements effective as a result of Section 9-401(2) of the UCC, or

             (y) if the Purchased Receivables are deemed to be interests or claims "in or under any policy of insurance" under ss.9-104(g) of the UCC, priority may be subject to [IN ENGLISH RULE STATES: PRIOR NOTICES TO PAYORS OF SUCH POLICIES] [IN AMERICAN RULE STATES: PRIOR SALES OF SUCH PURCHASED RECEIVABLES].(3)

The filing of the Financing Statements in the filing offices identified in paragraph 5(i) above are the only filings required to be made in the State of ____________ to evidence, provide notice to third parties with respect to, or otherwise perfect the Purchaser's ownership interest in the Purchased Receivables and the Purchaser's security interest in all Receivables other than Purchased Receivables under any applicable law of the State of _______________. No other filings, either in the filing offices identified in paragraph 5(i) or in any other filing offices in the State of ______________, are required or are advisable to be made to evidence, provide notice to third parties with respect to, or otherwise perfect such interests, or to establish the priority of the Purchaser's interest with respect to such Purchased Receivables.

         6. If the transfers of the Purchased Receivables from the Seller to the Purchaser pursuant to the Sale Agreement does not constitute a "true sale" of the Purchased Receivables to the Purchaser, the Sale Agreement creates a valid security interest in favor of the Purchaser in the Purchased Receivables from time to time transferred to the Purchaser pursuant to the Sale Agreement, which security interest will constitute

                  (i) upon the proper filing of the Financing Statements in the UCC filing offices of the Secretary of State of ___________________, [and in the UCC filing offices of the County Recorder of _______________, County,] and

                  (ii) upon the delivery to the Payors of such Purchased Receivables of the notices in the form of the notices on Exhibit B to the Sale Agreement (assuming that no such prior notice has been delivered to any such Payor by any person claiming an


     ---------------
     (3) As to assignments of accounts and intangibles, if the UCC is not applicable because of Sections 9-104, most jurisdictions follow either the so-called "American rule" (which in general provides that the transfer of an interest made effective by a written assignment, with priority being granted to the assignment which is first in time) or the so-called "English rule" (which in general provides that the transfer of an interest therein is only effective if notice is given to the payor). Counsel should choose one approach or the other in completing paragraph 5(y) or, if the law in the jurisdiction is unsettled, counsel may include both as exceptions (i.e., by indicating in paragraph 5(y) "prior notices to payors of such policies or prior sales of such Purchased Receivables").

                           interest in the Purchased Receivables and we hereby advise you that we have no knowledge that the Seller has previously delivered any prior notice);

a security interest (perfected under the UCC and under other appropriate law to the extent applicable) in the Seller's right, title and interest in and to the Purchased Receivables and the proceeds thereof now existing, and hereafter created, prior and senior to all other liens, provided that:

                  (x) if the granting of a security interest in the Purchased Receivables is deemed to be subject to
                           Article 9 of the UCC or previously filed financing statements, priority may be subject to financing statements effective as a result of Section 9-401(2) of the UCC, or

                  (y) if the Purchased Receivables are deemed to be interests or claims "in or under any policy of insurance" under ss.9-104(g) of the UCC, priority may be subject to [IN ENGLISH RULE STATES: PRIOR NOTICES TO PAYORS OF SUCH POLICIES] [IN AMERICAN RULE STATES:
                           PRIOR SALES OF SUCH PURCHASED RECEIVABLES].

The filing of the Financing Statements in the filing offices identified in paragraph 6(i) above are the only filings required to be made in the State of __________ to evidence, provide notice to third parties with respect to, or otherwise perfect the Purchaser's security interest in the Purchased Receivables under any applicable law of the State of__________. No other filings, either in the filing offices identified in paragraph 6(i) or in any other filing offices in the State of__________, are required or are advisable to be made to evidence, provide notice to third parties with respect to, or otherwise perfect such interests, or to establish the priority of the Purchaser's interest with respect to such Purchased Receivables.

         7. A State of __________ court and a federal court sitting in the State of __________ would give effect to the choice of law provisions of the Sale Agreement, except that such court may apply State of _________ law to (a) certain remedial and procedural rights, (b) matters of public policy, (c) matters pertaining to the perfection and priority of security interests, and (d) matters as to which Ohio law cannot be proven to such court to be sufficiently authoritative or certain for such court to rely on it.

         8. No consent of, or other action by, and no notice to or filing with, or licensing by any federal or State of ____________ Governmental Authority or any other party (except for those consents required under Section _________of the Sale Agreement which have been provided by the Seller to the Purchaser) is required for the due execution, delivery and performance by the Seller of the Sale Agreement or any other agreement, document or instrument to be delivered thereunder or for the perfection of or the exercise by the Seller or the Purchaser of any of their rights or remedies thereunder. The transactions contemplated by the Sale Agreement will not cause the Purchaser to be subjected to any obligation to pay any transfer tax to any Governmental Authority in the State of _________, including without limitation any transfer, sales, use, added value, documentary stamp or other similar transfer tax other than [DESCRIBE ANY SUCH TAXES WHICH ARE APPLICABLE].

         9. To the best of our knowledge, there are no actions or proceedings against or affecting the Seller or any of its assets, pending or threatened, before any Governmental Authority (including, without limitation, any federal or state court of competent jurisdiction) (i) which seek to affect the enforceability of the Sale Agreement or the transactions contemplated thereby, or (ii) which, if determined adversely, would materially and adversely affect the ability of the Seller to perform its obligations under the Sale Agreement.

         Our opinions set forth herein are subject to the following qualifications and exceptions:

         (a) The effect of certain laws governing bankruptcy, reorganization, fraudulent conveyance, moratorium and insolvency and relating to or affecting the enforcement of creditors'
                  rights generally, including, but not limited to, the right to take or retain personal property encumbered by the Sale Agreement and the Financing Statements;

         (b) The application of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

         (c)      Standards of commercial reasonableness and good faith;

         (d) In the case of proceeds, perfection of security interests is limited to the extent set forth in Section 9-306 of the UCC;

         (e) Continuation of perfection in any proceeds which are subject to a security interest or in any after acquired property may, if such proceeds or after acquired property consist of property of a type in which a perfected security interest cannot be obtained by filing a financing statement, require additional compliance with applicable provisions of the UCC and we express no opinion as to the perfection, priority an effectiveness of any security interest in any proceeds of the Purchased Receivables initially subject to the security interest or after acquired property to the extent that perfection, priority or effectiveness depends upon additional compliance with the UCC. Any change (from one state to another state) in the location of the Seller's place of business or chief executive offices to a location outside of the State of __________, or any change in the name, identity or corporate structure of the Seller that would make a filed financing statement seriously misleading, may result in the lapse of perfection of the security interest to the extent that perfection is dependent on filing unless new and appropriate financing statements are filed in a timely manner; and

         (f) In the case of collateral (as such term is defined in Article 9 of the UCC) in which a debtor (as such term is defined in
                  Article 9 of the UCC) has no present rights, a security interest will be created therein only when the debtor acquires rights to such collateral.

         Our opinions expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. Further, the opinions expressed herein are being rendered solely in connection with the consummation of the transactions contemplated by the Sale Agreement to which Seller is a party, and may not be relied upon for any other purpose.

         Our opinions are rendered only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter occur or to reflect the applicability of any laws that may affect the transactions contemplated by the Sale Agreement after the date hereof.

         In addition to the foregoing, this letter may not be distributed to, furnished to or relied upon by any person without the express written consent of this firm, provided, however, that any assignee of the Purchaser pursuant to the Sale Agreement may likewise rely upon this opinion as if named as an addressee herein.

                                                Very truly yours,